UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2026

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 525 South Tryon Street Charlotte, North Carolina 28202 800-488-3853	20-2777218
1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 411 Fayetteville Street Raleigh, North Carolina 27601 800-488-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC
Duke Energy	3.10% Senior Notes due 2028	DUK 28A	New York Stock Exchange LLC
Duke Energy	3.85% Senior Notes due 2034	DUK 34	New York Stock Exchange LLC
Duke Energy	3.75% Senior Notes due 2031	DUK31A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 5, 2026, Duke Energy Progress, LLC (“DEP”) filed a Comprehensive Revenue Requirement Settlement (the “Comprehensive Settlement”) with the Public Staff – North Carolina Utilities Commission (the “Public Staff”) and other intervenors (together, “Intervening Parties”) in connection with DEP's application for adjustment of rates and charges and for Performance Based Regulation (“PBR”) filed with the North Carolina Utilities Commission (“NCUC”) on November 20, 2025. Testimony consistent with the Comprehensive Settlement will be filed by the end of the week. The Comprehensive Settlement resolves all revenue requirement items in the case including, among other things, (i) a return on equity of 9.8% based on a capital structure of 53% equity component in the capital structure, (ii) a retail rate base of approximately $17.8 billion for the historic base case, (iii) approximately $3.4 billion of capital in the multi-year rate plan (“MYRP”) along with an annual MYRP refund mechanism, and (iv) agreement to evaluate a one-year rate case stay out under which DEP would not file a base rate case earlier than November 1, 2028, so long as the NCUC grants deferral of cost of certain new generating assets.

The Comprehensive Settlement is expected to result in one-time pre-tax accounting charges of approximately $30 million, to be recognized in 2026. These charges are expected to be treated as special items and excluded from adjusted earnings.

An overview providing additional detail on the Comprehensive Settlement is attached to this Form 8-K as Exhibit 99.1. The information in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1	Duke Energy Progress, LLC Fact Sheet Regarding 2026 Comprehensive Settlement.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: August 5, 2026	By:	/s/ David S. Maltz
Name: David S. Maltz
Title: Vice President, Chief Governance Officer, Corporate Secretary and Mergers and Acquisitions

DUKE ENERGY PROGRESS, LLC
Date: August 5, 2026	By:	/s/ David S. Maltz
Name: David S. Maltz
Title: Vice President, Chief Governance Officer, Corporate Secretary and Mergers and Acquisitions